                                   EXHIBIT 3
                                   ---------

                           CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                                       OF
                            THE NETPLEX GROUP, INC.
                        (Pursuant to Section 805 of the
                       New York Business Corporation Law)

     The Netplex Group, Inc. a corporation organized and existing under the laws of the State of New York (the "Corporation"), does hereby certify as follows:

FIRST: The name of the corporation is THE NETPLEX GROUP, INC., a/k/a COMPLINK, LTD.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on August 1, 1986 under the name COMPLINK, LTD.
          An Amended Certificate of Incorporation was filed with the Department of State on March 27, 1992. A Restated Certificate of Incorporation was filed with the Department of State on March 9, 1993. An Amendment of the Certificate of Incorporation was filed with the Department of State on June 12, 1996. An Amendment of the Certificate of Incorporation was filed with the Department of State on September 19, 1996. A Certificate of Correction of the Amendment of the Certificate of Incorporation was filed with the Department of State on October 16, 1996. An Amendment of the Certificate of Incorporation was filed with the Department of State on August 5, 1998. An Amendment of the Certificate of Incorporation was filed with the Department of State on September 30, 1998. An additional Amendment of the Certificate of Incorporation was filed with the Department of State on September 30, 1998. An Amendment of the Certificate of Incorporation was filed with the Department of State on March 14, 2000. An Amendment of the Certificate of Incorporation was filed with the Department of State on March 28, 2000.

THIRD: The amendment of the Certificate of Incorporation of the Corporation effected by this certificate of amendment is as follows:

          To add a provision stating the number, designation, relative rights, preferences, and limitations of the shares of the Series E Convertible Preferred Stock, as fixed by the Board of Directors of the Corporation.

FOURTH: To accomplish the foregoing amendment, the Certificate of Incorporation of the Corporation is hereby amended by the addition of a new Article FOURTH (F), which new Article FOURTH (F) shall read in its entirety as follows:

                                   * * * * *

     Three Thousand (3,000) of the Six Million (6,000,000) authorized shares of Preferred Stock of the Corporation are hereby designated Series E Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"). References to section numbers in this Article FOURTH (F) of the Certificate of Incorporation shall refer only to such sections in this Article FOURTH (F), unless
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otherwise expressly stated herein. The Series D Convertible Preferred Stock shall possess the rights and preferences set forth below:

          (1)  Dividends. The Preferred Shares shall bear dividends
               ---------
("Dividends") at a rate of 7% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be payable on (a) May 1, 2001 and
(ii) thereafter, the first day of each Calendar Quarter (as defined below) beginning on July 1, 2001 (each a "Dividend Date"). If a Dividend Date is not a Business Day (as defined below) then the Dividend shall be due and payable on the Business Day immediately following the Dividend Date. Dividends shall be payable in cash or, at the option of the Corporation, in shares of Common Stock (as defined below) ("Dividend Shares"), provided that the Dividends which accrued during any period shall be payable in shares of Common Stock only if the Corporation provides written notice ("Dividend Election Notice") to each holder of the Preferred Shares at least 20 days prior to the Dividend Date. Dividends to be paid in shares of Common Stock shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(b)) of Common Stock equal to the quotient of (I) the Additional Amount (as defined below) and (II) the Dividend Conversion Price (as defined below) on the applicable Dividend Date. Notwithstanding the foregoing, the Corporation shall not be entitled to pay Dividends in shares of Common Stock and shall be required to pay such Dividends in cash if (x) any event constituting a Triggering Event (as defined in Section 3(b)), or an event that with the passage of time would constitute a Triggering Event, if not cured, has occurred and is continuing on the date of the Corporation's Dividend Election Notice or on the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend, (y) the Registration Statement (as defined in the Registration Rights Agreement (as defined below)) is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), including but not limited to the Dividend Shares, on the date of the Corporation's Dividend Election Notice or on the Dividend Date or (z) the issuance of such shares of Common Stock is restricted by Section 5. Any accrued and unpaid Dividends which are not paid within five (5) Business Days of such accrued and unpaid dividends' Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid in full (the "Default Interest").

          (2)  Conversion of Preferred Shares.  Preferred Shares shall be
               ------------------------------
convertible into shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this
Section 2.

               (a)  Certain Defined Terms.  For purposes of this Certificate of
                    ---------------------
Amendment, the following terms shall have the following meanings:

                    (i) "Additional Amount" means, on a per share basis, the sum of (A) unpaid Default Interest through the date of determination plus (B) the result of the following formula: (.07)(N/365)($1,000).

                    (ii) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                    (iii) "Calendar Quarter" means, each of the period beginning on and including January 1 and ending on and including March 31, the period beginning on and

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including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30, and the period beginning on and including October 1 and ending on and including December 31.

                    (iv) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., Eastern Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the Preferred Shares then outstanding. If the Corporation and the holders of a majority of the Preferred Shares then outstanding are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Closing Bid Price" being substituted for the term "Conversion Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                    (v) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m. Eastern Time as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the lowest ask price and lowest bid price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the holders of a majority of the Preferred Shares then outstanding. If the Corporation and the holders of a majority of the Preferred Shares then outstanding are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Closing Sale Price" being substituted for the term "Conversion Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                    (vi) "Conversion Amount" means, with respect to each Preferred Share, the sum of (1) the Additional Amount and (2) the Stated Value (as defined below).

                    (vii) "Conversion Price" means, (A) on any Conversion Date (as defined below) or other date of determination during the period beginning on the Issuance Date (as defined below) and ending on and including March 28, 2002, the Fixed Conversion Price and (B) on any Conversion Date or other date of determination during the period beginning on and including March 29, 2002 and ending on and including the Maturity Conversion Date, the Maturity Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

                    (viii) "Convertible Securities" means any stock or securities (other than Options(as defined below)) directly or indirectly convertible into or exchangeable for Common Stock.

                    (ix) "Dividend Conversion Price" means, that price which shall be computed as the arithmetic average of the Closing Bid Prices for the Common Stock on each of the 10 consecutive trading days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                    (x) "Exchange Agreement" means that certain Exchange, Redemption and Conversion Agreement dated November 10, 2000 between the Corporation and the initial holders of the Preferred Shares.

                    (xi) "Fixed Conversion Price" means $0.47, subject to adjustment as provided herein.

                    (xii) "Issuance Date" means, with respect to each Preferred Share, the date of issuance of the Preferred Share.

                    (xiii) "Maturity Conversion Price" means 100% of the Closing Bid Price of the Common Stock on the Conversion Date or other date of determination.

                    (xiv) "Maturity Conversion Date" means May 31, 2002, unless extended pursuant to Section 2(d)(vii)(E).

                    (xv)    "Maturity Redemption Date" means March 29, 2002.

                    (xvi) "N" means the number of days from, but excluding, the last Dividend Date with respect to which Dividends, along with any Default Interest, have been paid by the Corporation on the Preferred Share (or the Issuance Date, in the event no Dividends have been paid on such Preferred Share) through and including the Conversion Date, the Maturity Conversion Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

                    (xvii) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                    (xviii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    (xix) "Principal Market" means, as of the date of determination, the Nasdaq SmallCap Market or if the Common Stock is not traded on the Nasdaq SmallCap Market, then the principal securities exchange or trading market (including, without limitation, the over-the-counter electronic bulletin board (sponsored by the Nasdaq Stock Market, Inc.)) for the Common Stock.

                    (xx) "Registration Rights Agreement" means that certain registration rights agreement between the Corporation and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares dated as of November 10, 2000.

                    (xxi) "SEC" means the United States Securities and Exchange Commission.

                    (xxii) "Securities Purchase Agreement" means that certain securities purchase agreement, dated as of March 28, 2000, between the Corporation and the initial holders of the shares of Series D Convertible Preferred Stock (the "Series D Preferred Shares").

                    (xxiii) "Stated Value" means $1,000.

               (b)  Holder's Conversion Right; Mandatory Conversion.  Subject
                    -----------------------------------------------
to the provisions of Section 5, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d), at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Maturity Conversion Date for such Preferred Shares, then all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(d)(vii). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon the submission of a Conversion Notice (as defined below) for more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up or down to the nearest whole share.

               (c)  Conversion Rate.  The number of shares of Common Stock
                    ---------------
issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):


                               Conversion Amount
                               -----------------
                                Conversion Price

               (d)  Mechanics of Conversion.  The conversion of Preferred Shares
                    -----------------------
shall be conducted in the following manner:

                    (i)   Holder's Delivery Requirements.  To convert Preferred
                          ------------------------------
Shares into shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form as set forth in Section 21 (the

"Conversion Notice") to the Corporation and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

                    (ii)   Corporation's Response.  Upon receipt by the
                           ----------------------
Corporation of a copy of a Conversion Notice, the Corporation (I) shall promptly, but in no event later than one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Corporation's designated transfer agent (the "Transfer Agent"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second Business Day following the date of receipt by the Corporation of the facsimile or other copy of such Conversion Notice (the "Share Delivery Date"),
(A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Corporation ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. As may be required by Section 2(d)(viii), if the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Corporation shall, as soon as practicable and in no event later than three Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                    (iii)  Dispute Resolution.  In the case of a dispute as to
                           ------------------
the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Corporation shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed. The Corporation shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two (2) Business Day of receipt of such holder's Conversion Notice. If such holder and the Corporation are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within two (2) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed determination of the Conversion Price or the disputed arithmetic calculation of the Conversion Rate to the Corporation's independent, outside accountant. The Corporation shall cause the accountant to perform the determinations or calculations and notify the Corporation and the holder of the results no later than five (5) days after it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

                    (iv)   Record Holder.  The person or persons entitled
                           -------------
to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                    (v)   Corporation's Failure to Timely Convert.
                          ---------------------------------------

                          (A)  Cash Damages.  If within five (5) Business Days
                               ------------
after the Corporation's receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to issue a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Exchange Agreement (including indemnification pursuant to Section 10 thereof), the Corporation shall pay additional damages to such holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the sum of (a) the product of (I) the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled and
(II) the Closing Sale Price of the Common Stock on the Share Delivery Date, and
(b) in the event the Corporation has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the product of (y) the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the Preferred Stock Delivery Date and (z) the Closing Sale Price of the Common Stock on the Preferred Stock Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

                          (B)  Void Conversion Notice.  If for any reason a
                               ----------------------
holder has not received all of the shares of Common Stock prior to the tenth
(10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not effect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise.

                          (C)  Redemption.  If for any reason a holder has not
                               ----------
received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the holder, upon written notice to the Corporation, may require that the Corporation redeem, in accordance with Section 3, all Preferred Shares held by such holder, including the Preferred Shares previously submitted for conversion and with respect to which the Corporation has not delivered shares of Common Stock.

                    (vi)  Pro Rata Conversion.   Subject to Section 14, in the
                          -------------------
event the Corporation receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Corporation can convert some, but not all, of such Preferred Shares, the Corporation shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

                    (vii) Mandatory Conversion or Redemption at Maturity.  If
                          ----------------------------------------------
any Preferred Shares remain outstanding on the Maturity Conversion Date, then all such Preferred Shares shall be converted at the Conversion Price for such Preferred Shares as of such date as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Conversion Date (a "Maturity Date Mandatory Conversion"). At the Corporation's option, the Corporation may redeem all of the Preferred Shares outstanding on the Maturity Redemption Date for such Preferred Shares, to the extent funds are legally available therefor, for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Liquidation Preference (as defined in Section 10) (a "Maturity Date Mandatory Redemption").

                          (A)  Mechanics of Maturity Date Mandatory Redemption.
                               -----------------------------------------------
If the Corporation elects a Maturity Date Mandatory Redemption, the Corporation shall deliver written notice of its election to effect a Maturity Date Mandatory Redemption ("Maturity Redemption Notice") to each holder of the Preferred Shares at least 15 Business Days prior to the Maturity Redemption Date. On the Maturity Redemption Date (provided a notice of the Corporation's Maturity Date Mandatory Redemption election has been delivered at least 15 Business Days prior to the Maturity Date) the Corporation shall pay to each holder of the Preferred Shares outstanding on the Maturity Redemption Date, by wire transfer of immediately available funds, an amount per Preferred Share equal to the Maturity Date Redemption Price.

                          (B)  Failure to Pay Maturity Date Redemption Price.
                               ---------------------------------------------
If the Corporation elects a Maturity Date Mandatory Redemption and fails to redeem all of the Preferred Shares outstanding on the Maturity Redemption Date by payment of the Maturity Date Redemption Price, then in addition to any remedy any holder of Preferred Shares may have under this Certificate of Amendment, the Exchange Agreement and the Registration Rights Agreement each holder of such Preferred Shares shall have the option to void the Corporation's Maturity Date Mandatory Redemption as it relates to those Preferred Shares for which the Corporation has not paid the Maturity Date Redemption Price, by sending written notice thereof to the Corporation via facsimile ("Maturity Redemption Void Notice"). Upon the Corporation's receipt of a holders Maturity Redemption Void Notice (i) the Corporation's Maturity Date Mandatory Redemption shall be void with respect to such holder's Preferred Shares for which the Corporation failed to deliver the Maturity Date Redemption Price prior to the Corporation's receipt of such holder's Maturity Redemption Void Notice and (ii) such holder shall be entitled to convert the Preferred Shares for which the Maturity Date Redemption Price was not paid prior to such holder's delivery of its Maturity Redemption Void Notice at any time prior to and including the Maturity Conversion Date.

                          (C)  Conversion of Preferred Shares On and After the
                               -----------------------------------------------
Maturity Redemption Date.  Notwithstanding anything contained in the Section
------------------------
2(d)(vii), but subject to Section 5, any holder of Preferred Shares may convert any Preferred Shares (including Preferred Shares selected for Maturity Date Mandatory Redemption) into Common Stock pursuant to Section 2 on or prior to the date immediately preceding the Maturity Redemption Date for such Preferred Shares. If the Corporation fails to send a Maturity Redemption Notice on or before the date which is 15 Business Days prior to the Maturity Redemption Date then the holders of the Preferred Share shall be entitled to convert such Preferred Shares into Common Stock pursuant to
Section 2 at any time prior to and including the Maturity Conversion Date for such Preferred Shares.

                          (D)  Delivery of Preferred Shares.  Upon the
                               ----------------------------
Corporation paying the Maturity Date Redemption Price to each holder of Preferred Shares, such holder of Preferred Shares shall surrender all Preferred Stock Certificates for all such Preferred Shares, duly endorsed for cancellation, to the Corporation or the Transfer Agent, otherwise, each holder of such Preferred Shares shall surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Corporation or the Transfer Agent on the Maturity Conversion Date.

                          (E)  Extension of Maturity Conversion Date. If the
                               -------------------------------------
Corporation has elected a Maturity Date Mandatory Conversion or has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Conversion Date shall be extended for any Preferred Shares for as long as (a) the conversion of such Preferred Shares would violate the provisions of Section 5, (b) a Triggering Event shall have occurred and be continuing, or (c) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event.

                          (F)  Limitation on Sale of Shares After Maturity
                               -------------------------------------------
Redemption Date. During the period beginning on and including the date which is
---------------
two (2) Business Days after the Maturity Redemption Date and ending on and including the Maturity Conversion Date no holder of Preferred Shares shall be entitled to sell a number of shares of Common Stock issued pursuant to the conversion of such Preferred Shares in excess of the greater of (I) the product of (a) the result of (i) the aggregate Conversion Amount of all such Preferred Shares held by such holder at 7:00 a.m., Eastern Time, on the date which is two
(2) Business Days after the Maturity Redemption Date for such Preferred Shares, divided by (ii) the lowest Conversion Price during the period beginning on and including the date which is two (2) Business Days after the Maturity Redemption Date for such Preferred Shares and ending on and including the date as of which this determination is being made, multiplied by (b) the result of (X) the number of Business Days during the period beginning on and including the date which is two (2) Business Days after the Maturity Redemption Date for such Preferred Shares and ending on and including the date as of which this determination is being made, divided by (Y) 45, and (II) 15% of the daily trading volume for the Common Stock (as reported by Bloomberg) on such date of determination, multiplied by (w) the result of (A) the number of Series D Preferred Shares purchased by such holder on the Initial Issuance Date pursuant to the Securities Purchase Agreement, divided by (B) the total number of Series D Preferred Shares purchased on the Initial Issuance Date pursuant to the Securities Purchase Agreement. Notwithstanding the foregoing, the limitations on sales set forth in this Section 2(d)(vii)(F) shall not apply if the Corporation delivered a Maturity Redemption Notice and failed to pay the full Maturity Date Redemption Price on the Maturity Redemption Date for such Preferred Shares to each holder of such Preferred Shares on the Maturity Redemption Date for such Preferred Shares.

                    (viii) Book-Entry.  Notwithstanding anything to the
                           ----------
contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Corporation unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Corporation shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Corporation, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:

          ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO
          SECTION 2(d)(viii) OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

               (e)  Taxes.  The Corporation shall pay any and all taxes that
                    -----
may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

               (f)  Adjustments to Conversion Price.  The Conversion Price will
                    -------------------------------
be subject to adjustment from time to time as provided in this Section 2(f).

                    (i)   Adjustment of the Fixed Conversion Price upon
                          ---------------------------------------------
Subdivision or Combination of Common Stock.  If the Corporation at any time
------------------------------------------
subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                    (ii)  Other Events.  If any event occurs of the type
                          ------------
contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

                    (iii) Notices.
                          --------

                          (A)  Immediately upon any adjustment of the Conversion
Price, the Corporation will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                          (B)  The Corporation will give written notice to each
holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                          (C)  The Corporation will also give written notice to
each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

               (g)  Prohibition on Issuance of Floating Conversion Price
                    ----------------------------------------------------
Convertible Securities.  While any Preferred Shares remain outstanding, the
----------------------
Corporation shall not, in any manner, issue or sell any Options or Convertible Securities after the Issuance Date that are convertible into or exchangeable or exercisable for Common Stock at a price which may vary with the market price of the Common Stock, including by way of one or more resets to the conversion, exchange or exercise price of such Convertible Security (unless agreed to in writing by the holders of all the Preferred Shares then outstanding).

          (3)  Redemption at Option of Holders.
               -------------------------------

               (a)  Redemption Option Upon Triggering Event.  In addition to
                    ---------------------------------------
all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption Upon Triggering Event (as defined below) and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Triggering Event on which the Principal Market is open for trading ("Redemption Price").

               (b)  Triggering Event.  A "Triggering Event" shall be deemed to
                    ----------------
have occurred at such time as any of the following events:

                    (i) the failure of the Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the Filing Deadline (as defined in the Registration Rights Agreement);

                    (ii) the Corporation's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Amendment;

                    (iii) upon the failure for any reason of a holder to receive all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares;

                    (iv) upon the Corporation's failure to delist from the Principal Market within five (5) Business Days of the Corporation's receipt of a Conversion Notice for Preferred Shares with respect to which the Corporation is not obligated to issue shares of Common Stock upon such conversion due to the provisions of Section 14;

                    (v) on or before the Stockholder Meeting Deadline (as defined in Section 6(l) of the Exchange Agreement) the Corporation (A) fails to call a meeting of its stockholders to seek the Stockholder Approval (as defined in Section 6(l) of the Exchange Agreement) in accordance with Section 6(l) of the Exchange Agreement, fails to recommend to the Corporation's stockholders to approve such proposal or fails to use its best efforts to obtain a quorum of stockholders at such meeting of stockholders in accordance with the Corporation's By-laws, and (B) fails to receive the Exchange Cap Waiver (as defined in Section 6(l) of the Exchange Agreement) or to deliver such Exchange Cap Waiver to each holder of the Preferred Shares; or

                    (vi) the Corporation shall have failed to make any Liquidity Default Daily Payment (as defined in Section 3(h)) in a timely manner in accordance with Section 3(h), provided that on the date such Liquidity Default Daily Payment is due to the holder the Corporation has cash and marketable securities in an amount equal to at least the amount of the Liquidity Default Daily Payment which the Corporation failed to pay.

               (c)  Mechanics of Redemption at Upon Triggering Event.  Within
                    ------------------------------------------------
one (1) day after the occurrence of a Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Preferred Shares. In addition, within one
(1) Business Day after the Corporation's receipt of a Conversion Notice for Preferred Shares with respect to which the Corporation is not obligated to issue shares of Common Stock upon such conversion due to the provisions of Section 14, the Corporation shall notify each holder of Preferred Shares by facsimile of the Corporation's irrevocable election to either (i) redeem all Preferred Shares submitted for redemption pursuant to Section 3(c) based on the Triggering Event described in Section 3(b)(iv), or (ii) to delist from the Principal Market within five Business Days of the Corporation's receipt of such a Conversion Notice so that the Exchange Cap no longer applies and is of no force or effect after such fifth Business Day. If the Corporation elects to delist the Common Stock from the Principal Market pursuant to the preceding sentence but fails to delist the Common Stock from the Principal Market such that the Exchange Cap no longer applies and is of no force or effect on or prior to such fifth Business Day, then the Corporation shall be deemed to have irrevocably elected to redeem all Preferred Shares submitted for redemption pursuant to Section 3(c) based on the Triggering Event described in Section 3(b)(iv). Except as otherwise described in the two preceding sentences, at any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Corporation to redeem up to all of such holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption Upon Triggering Event") to the Corporation, which Notice of Redemption Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is electing to redeem (ii) the applicable Redemption Price, as calculated pursuant to Section 3(a) above.

               (d)  Payment of Redemption Price.  Upon the Corporation's
                    ---------------------------
receipt of a Notice(s) of Redemption Upon Triggering Event from any holder of Preferred Shares, the Corporation shall immediately notify each other holder of Preferred Shares by facsimile of the Corporation's receipt of such notices. Each holder which has sent such a notice shall, if required pursuant to Section 2(d)(viii), promptly submit to the Corporation such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Corporation shall deliver the applicable Redemption Price to such holder within five Business Days after the Corporation's receipt of a Notice of Redemption Upon Triggering Event; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Corporation. If the Corporation is unable to redeem all of the Preferred Shares submitted for redemption, the Corporation shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Amendment and the Exchange Agreement, pay to each holder interest at the rate of 2.0% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

               (e)  Void Redemption.  In the event that the Corporation does not
                    ---------------
pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Corporation pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "Voidable Redemption Option") to, in lieu of redemption, require the Corporation to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Voidable Redemption Notice"). Upon the Corporation's receipt of such Voidable Redemption Notice, (i) the Notice of Redemption Upon Triggering Event shall be null and void with respect to those Preferred Shares subject to the Voidable Redemption Notice, and (ii) the Corporation shall immediately return any Preferred Shares subject to the Voidable Redemption Notice.

               (f)  Disputes; Miscellaneous.  In the event of a dispute as
                    -----------------------
to the determination of the Closing Sale Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Closing Sale Price" being substituted for the term "Conversion Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Voidable Redemption Notice and exercise of its rights following such notice shall not effect the Corporation's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

               (g)  Liquidity Defaults.  A "Liquidity Default" shall be deemed
                    ------------------
to have occurred at such time as any of the following events:

                    (i) the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the Effectiveness Deadline;

                    (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days or for more than an aggregate of 10 trading days in a 365-day period;

                    (iii) suspension from trading or failure of the Common Stock to be listed on the Nasdaq SmallCap Market, Nasdaq National Market, The American Stock Exchange, The New York Stock Exchange, Inc. or the over-the-counter electronic bulletin board (sponsored by the Nasdaq Stock Market, Inc.) for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

                    (iv) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

                    (v) the Corporation breaches any representation, warranty, covenant or other term or condition of the Exchange Agreement, the Registration Rights Agreement, this Certificate of Amendment or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 5(a) of the Exchange Agreement) and except in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 20 days.

As soon as practicable but in no event later than one (1) day after the occurrence of a Liquidity Default, the Corporation shall deliver written notice thereof via facsimile and overnight courier (a "Corporation's Liquidity Default Notice") to each holder of Preferred Shares.

               (h)  Rights of the Holders of the Preferred Shares upon the
                    ------------------------------------------------------
Occurrence of a Liquidity Default.  In addition to any other remedies the
---------------------------------
holders of the Preferred Shares may have at law or in equity, if a Liquidity Default occurs, then on each day during the period beginning on and including the first day following the occurrence of such Liquidity Default and ending on and including the date on which such Liquidity Default is cured, in the case of a Liquidity Default described in clauses (i), (ii), (iii) or (v) of Section 3(g), or the date on which there is announced the consummation, termination or abandonment of such Liquidity Default, in the case of a Liquidity Default described in clause (iv) of Section 3(g), the Corporation shall pay to each holder of Preferred Shares an amount in cash per Preferred Share equal to one percent (1%) of the Liquidation Preference of such Preferred Share (each such payment, a "Liquidity Default Daily Payment"), provided, however, that the Corporation shall not be obligated to make a Liquidity Default Daily Payment to any holder of Preferred Shares for more than 15 days in any 365-day period.

          (4)  Other Rights of Holders.
               -----------------------

               (a)  Reorganization, Reclassification, Consolidation, Merger or
                    ----------------------------------------------------------
Sale. Any recapitalization, reorganization, reclassification,consolidation,
----
merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Corporation's assets to an acquiring Person or (ii) other Organic Change following which the Corporation is not a surviving entity, the Corporation will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of at least two-thirds (_) of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and satisfactory to the holders of at least two-thirds (_) of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Corporation shall make appropriate provision (in form and substance satisfactory to the holders of at least two-thirds (_) of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred
Shares).

               (b)  Optional Redemption Upon Change of Control.  In addition
                    ------------------------------------------
to the rights of the holders of Preferred Shares under Section 4(a), upon a Change of Control (as defined below) of the Corporation each holder of Preferred Shares shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (A) 100% of the Conversion Amount and
(B) the Product of (I) the Conversion Rate on the date the holder of Preferred Shares gives a Notice of Redemption upon Change of Control and (II) the arithmetic average of the Closing Sale Prices of the Common Stock during the five trading days immediately preceding such date ("Change of Control Redemption Price"). No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control) and ending on the date of such Change of Control, any holder of the Preferred Shares then outstanding may require the Corporation to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Corporation, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Change of

Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Corporation's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Preferred Shares, the Corporation shall promptly, but in no event later than one (1) Business Day following such receipt, notify each holder of Preferred Shares by facsimile of the Corporation's receipt of such Notice(s) of Redemption Upon Change of Control. The Corporation shall deliver the applicable Change of Control Redemption Price simultaneous with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been so delivered to the Corporation. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. For purposes of this
Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Corporation with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Corporation's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect at least two-thirds (_) of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation) or (ii) the sale or transfer of all or substantially all of the Corporation's assets.

               (c)  Forced Delisting.  If a redemption voided pursuant to
                    ----------------
Section 3(e) was caused by a Triggering Event involving the Corporation's inability to issue Conversion Shares because of the Primary Exchange Cap (as defined in Section 14), and if so directed by the holders of at least two-thirds (_) of the Preferred Shares then outstanding (including Preferred Shares submitted for redemption pursuant to Section 3 with respect to which the applicable Redemption Price has not been paid), the Corporation shall immediately delist the Common Stock from exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such holders' option, traded on the electronic bulletin board or the "pink sheets".

               (d)  Purchase Rights.  If at any time the Corporation grants,
                    ---------------
issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (5)  Limitations on Beneficial Ownership.
               -----------------------------------

               (a)  Five Percent Limitation.  The Corporation shall not effect
                    -----------------------
any conversion of Preferred Shares or be entitled to issue Dividend Shares in lieu of cash Dividends and no holder of Preferred Shares shall have the right to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion or Dividend Shares issuance, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the total outstanding shares of Common Stock following such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares (or payment of the Dividend) with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Sections 5(a) beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended.

               (b)  Ten Percent Limitation. The Corporation shall not effect any
                    ----------------------
conversion of Preferred Shares or be entitled to issue Dividend Shares in lieu of cash Dividends and no holder of Preferred Shares shall have the right to convert any Preferred Shares or receive Dividend Shares in lieu of cash Dividends, to the extent that after giving effect to such conversion or Dividend Share issuance, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock during the 60-day period ending on and including the Conversion Date of such conversion (the "60 Day Period"), that, when added to the number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) at the beginning of the 60 Day Period, exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.
For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares (or payment of Dividends) with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Sections 5(b) beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended.

               (c)  Determination of Outstanding Shares.   For purposes of
                    -----------------------------------
Section 5(a) and Section 5(b), in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Corporation or
(3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Corporation shall promptly, but in no event later than one (1) Business Day following the receipt of such request, confirm in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Preferred Shares by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

          (6)  Intentionally omitted.

          (7)  Restrictions on Conversions.  Subject to the exceptions described
               ---------------------------
below, no holder of Preferred Shares shall have the right on any day during the period beginning on and including the Issuance Date and ending on and including the Redemption Failure Date (as defined below) to convert a Preferred Share on such date (unless this restriction is waived in writing by the Corporation). Notwithstanding the foregoing, the conversion restrictions set forth in this
Section 7 shall not apply on or after any of the following: (a) any date on which there shall have occurred (I) an event constituting a Triggering Event or a Liquidity Default described in Sections 3(g)(i), 3(g)(ii) or 3(g)(iii), (II) an event that with the passage of time and without being cured would constitute a Triggering Event or an Excluded Redemption Event described in Sections 3(g)(i), 3(g)(ii) or 3(g)(iii), (III) the public announcement by the Corporation of a pending, proposed or intended Change of Control or (IV) the public announcement by the Corporation of a pending, proposed or intended Liquidity Default described in Sections 3(g)(iv) which has been approved by or is recommended by the Corporation's Board of Directors or (b) the first date on which the Corporation breaches any representation, warranty or covenant in the Exchange Agreement, the Exchange Registration Rights Agreement or this Certificate of Amendment or otherwise fails to comply in any respect with the terms of the Exchange Agreement, the Exchange Registration Rights Agreement and this Certificate of Amendment. A "Redemption Failure Date" means the earlier of
(I) February 1, 2001, if the Corporation has not redeemed an aggregate of 1,500 Preferred Shares from the holders of the Preferred Shares prior to such date pursuant to Section 1(e) of the Exchange Agreement or (II) May 1, 2001, if the Corporation has not redeemed an aggregate of 3,000 Preferred Shares from the holders of the Preferred Shares prior to such date pursuant to Section 1(e) of the Exchange Agreement.

          (8)  Reservation of Shares.
               ---------------------

               (a)  Reservation.  The Corporation shall take all action
                    -----------
necessary to reserve out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock equal to 175% of the number of shares of Common Stock for which the Preferred Shares are convertible as of the Issuance Date. The Corporation shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Preferred Shares are at that time convertible (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

               (b)  Insufficient Authorized Shares.  If at any time while any
                    ------------------------------
of the Preferred Shares remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the authorization of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

          (9)  Voting Rights.  Holders of Preferred Shares shall have no voting
               -------------
rights, except as required by law, including but not limited to the New York Business Corporation Law, and as expressly provided in this Certificate of Amendment.

          (10) Liquidation, Dissolution, Winding-Up.  In the event of any
               ------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Corporation of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, an amount per Preferred Share equal to the Conversion Amount (otherwise the "Liquidation Preference"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Corporation that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with the Certificate of Incorporation of the Corporation, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. In addition to the receipt of the Liquidation Preference, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive Liquidation Funds distributed to holders of Common Stock, after the Liquidation Preference has been paid, to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversions herein or elsewhere) and had held such shares of Common Stock on the record date for such distribution of the remaining Liquidation Funds. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other Person, nor the sale or transfer by the Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

          (11) Preferred Rank.  All shares of Common Stock shall be of junior
               --------------
rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. The Preferred Shares shall be of junior rank to the Series A Preferred Stock and shall be pari passu to the Series B Preferred Stock and the Series C Preferred Stock in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Without the prior express written consent of the holders of not less than two-thirds (_) of the then outstanding Preferred Shares, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Without the prior express written consent of the holders of not less than two-thirds (_) of the then outstanding Preferred Shares, the Corporation shall not hereafter authorize or make any amendment to the Corporation's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Corporation with the New York Secretary of State or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

          (12) Participation.  Subject to the rights of the holders, if any, of
               -------------
the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

          (13) Restriction on Redemption and Cash Dividends.  Until all of the
               --------------------------------------------
Preferred Shares have been converted or redeemed as provided herein, the Corporation shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (_) of the then outstanding Preferred Shares.

          (14) Limitation on Number of Conversion Shares.  The Corporation shall
               -----------------------------------------
not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Corporation may issue upon Conversion of the Preferred Shares (the "Exchange Cap") without breaching the Corporation's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Corporation (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, (b) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the holders of at least two-thirds (_) of the Preferred

Shares then outstanding or ((c) the Corporation has delivered a copy of the Exchange Cap Waiver (as defined in Section 6(l) of the Exchange Agreement) in accordance with Section 6(l) of the Exchange Agreement. Until such approval or written opinion is obtained or such Exchange Cap Waiver has been delivered, no purchaser of Preferred Shares pursuant to the Exchange Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser on the Issuance Date pursuant to the Exchange Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers on the Issuance Date pursuant to the Exchange Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

          (15) Vote to Change the Terms of Preferred Shares.  The affirmative
               --------------------------------------------
vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than of two-thirds (_) of the then outstanding Preferred Shares, shall be required for (A) any change to this Certificate of Amendment or the Corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (B) the issuance of Preferred Shares other than pursuant to the Exchange Agreement.

          (16) Lost or Stolen Certificates.  Upon receipt by the Corporation of
               ---------------------------
evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Preferred Shares into Common Stock.

          (17) Remedies, Characterizations, Other Obligations, Breaches and
               ------------------------------------------------------------
Injunctive Relief.  The remedies provided in this Certificate of Amendment shall
-----------------
be cumulative and in addition to all other remedies available under this Certificate of Amendment, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Amendment. The Corporation covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. Upon the voiding of a Conversion Notice by a holder of Preferred Shares pursuant to Section 2(d)(v)(B), the Fixed Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of (I) the Fixed Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Closing Sale Price during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided for in this Certificate of Amendment. Upon the Corporation's receipt of a Voidable Redemption Notice pursuant to Section 3(e), the Fixed Conversion Price of the Preferred Shares subject to such Voidable Redemption Notice shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Voidable Redemption Notice is delivered to the Corporation and
(B) the lowest Closing Sale Price during the period beginning on the date on which the Notice of Redemption Upon Triggering Event is delivered to the Corporation and ending on the date on which the Voidable Redemption Notice is delivered to the Corporation.

          (18) Specific Shall Not Limit General; Construction.  No specific
               ----------------------------------------------
provision contained in this Certificate of Amendment shall limit or modify any more general provision contained herein. This Certificate of Amendment shall be deemed to be jointly drafted by the Corporation and all the initial holders of the Preferred Shares and shall not be construed against any person as the drafter hereof.

          (19) Failure or Indulgence Not Waiver.  No failure or delay on the
               --------------------------------
part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (20) Notice.  Whenever notice is required to be given under these
               ------
Articles of Amendment, unless otherwise provided herein, such notice shall be given in accordance with Section 11(f) of the Exchange Agreement.

          (21) Conversion Notice.  The following shall be the form of Conversion
               -----------------
Notice for the conversion of the Preferred Shares:

                            THE NETPLEX GROUP, INC.
                               CONVERSION NOTICE

Reference is made to the Certificate of Amendment of The Netplex Group, Inc., filed with the Secretary of State of the State of New York on November 10, 2000 (the "Certificate of Amendment"). In accordance with and pursuant to the Certificate of Amendment, the undersigned hereby elects to convert the number of shares of the Series E Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of The Netplex Group, Inc., a New York corporation (the "Corporation"), indicated below into shares of Common Stock, par value $0.001 per share (the

"Common Stock"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date of Conversion:
                        ----------------------------------------------------

     Number of Preferred Shares to be converted:
                                                ----------------------------

     Stock certificate no(s). of Preferred Shares to be converted:
                                                                  ----------

Please confirm the following information:

     Conversion Price:
                      ------------------------------------------------------

     Number of shares of Common Stock to be issued:
                                                   -------------------------

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

     Issue to:
              -------------------------------------------------------------
     Address:
              -------------------------------------------------------------

              -------------------------------------------------------------

     EIN:__________________________________________________________________

     Facsimile Number:
                      -----------------------------------------------------

     Authorization:
                   --------------------------------------------------------
               By:
                   --------------------------------------------------------
               Title:
                      -----------------------------------------------------

     Dated:
           ----------------------------------------------------------------

     Account Number (if electronic book entry transfer):
                                                        -------------------

     Transaction Code Number (if electronic book entry transfer):
                                                                 __________


                                 ACKNOWLEDGMENT
                                 --------------

     The Corporation hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, 2000 from the Corporation and acknowledged and agreed to by [TRANSFER AGENT].

                              THE NETPLEX GROUP, INC.



                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                     -----------------------------

                                    * * * *

FIFTH: The foregoing amendment to the Certificate of Incorporation was authorized and approved by unanimous written consent of the Board of Directors of the corporation, pursuant to the authority expressly vested in it in the Corporation's Certificate of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to its Certificate of Incorporation to be signed by ___________________, its _______________________, as of the ____ day of November 2000.



                              THE NETPLEX GROUP, INC.



                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Its:
                                   -------------------------------